UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, Bruce D. Wardinski, the Chairman and Chief Executive Officer of Playa Hotels & Resorts N.V. (the “Company,” “we,” “our” and “us”) and the Company mutually agreed to reduce his base salary by 100% in order to enhance the liquidity profile of the Company given the difficult operating environment resulting from the coronavirus (COVID-19) pandemic. In addition, each of the Company’s named executive officers and the Company mutually agreed to decreases in each officer’s respective base salaries.

Item 8.01 Other Events.

Business Update Regarding Coronavirus (COVID-19) Pandemic

We are providing this update to describe the current impact of the coronavirus (COVID-19) pandemic on our operations and to provide an overview of the steps we are taking to help mitigate the impact of the outbreak on our financial condition and to protect the health and safety of our employees, guests and the communities in which we operate. We are not currently able to estimate when our resorts will reopen or the long-term impact of the pandemic on our business, due to the substantial uncertainty surrounding the duration and severity of the outbreak, its effect on global and regional economic conditions, the impacts on commercial airline travel and the other risks discussed herein and in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Operations

As of March 28, 2020, operations at all of our resorts have been temporarily suspended. We have closed our resorts for the months of April and May in response to governmental restrictions and advisories, reductions in scheduled commercial airline service, and potential health risks to our employees and guests. We will continue to cooperate with local health officials to assist in the containment of the COVID-19 pandemic.

Liquidity

Although the exact figure is not yet precisely calculable under US GAAP, we estimate that we have approximately $70 million of available cash as of March 31, 2020. We have taken the following measures to mitigate the impact of the effects of the pandemic on our liquidity position:

•

As previously-announced, we drew $40 million on our revolving credit facility in March 2020 to increase the amount outstanding on the facility to $85 million. Due to covenant restrictions on the facility, the remaining $15 million of the facility is currently not available for future draws;

•

We temporarily closed all of our resorts which will significantly reduce the variable cost components of our resort-level operating expenses, including resort franchise and franchise-related fees, management fees and expenses related to our resort employees;

•	We have deferred all of our non-critical capital expenditures planned for 2020 and intend to spend a very minimal amount;

•

We have adopted voluntary senior executive salary reductions, including reducing our Chief Executive Officer’s salary by 100%. We have also imposed compensation cuts broadly throughout our corporate workforce and canceled all non-essential corporate travel and spending; and

•	Given consumers’ inability to travel, we have also significantly reduced marketing expenditures.

In addition, the recent decrease in the size of our Board of Directors to align with the Company’s size and needs will further reduce expenses.

Risk Factors

The Company is supplementing and updating the risk factor disclosure contained in its Annual Report on Form 10-K for the year ended December 31, 2019 as follows:

The effects of the ongoing COVID-19 pandemic are having a significant material adverse effect on our business, results of operations, cash flows and financial condition and if the pandemic is long-lasting these effects could be severe.

The recent outbreak of the coronavirus (COVID-19) pandemic throughout the world is a rapidly evolving situation. The pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter-in-place orders. As a result, the pandemic has significantly disrupted global travel, and has adversely impacted global commercial activity across the travel, lodging and hospitality industries. The COVID-19 pandemic has had, and is expected to continue to have, significant adverse impacts on economic and market conditions and global economic contraction.

The effects of the COVID-19 pandemic on the resort industry are unprecedented with global demand for lodging drastically reduced and occupancy levels reaching historic lows. As of March 28, 2020, we have temporarily suspended operations at all of our resorts directly as a result of the effects of the COVID-19 pandemic. As a result we currently have no revenues from resort operations. We cannot predict when the effects of the pandemic will subside, and thus we cannot predict when we will be able to reopen our resorts or when our business will return to normalized levels. The longer and more severe the pandemic, and if there are repeat or cyclical outbreaks of the virus beyond the one being currently experienced, the greater the material adverse effect on our business, results of operations, cash flows, financial condition, access to credit markets and ability to service our indebtedness.

There also can be no guarantee that when the effects of the pandemic subside the demand for lodging, and consumer confidence in travel generally, will recover as quickly as other industries. Additionally, we expect the effects of the pandemic to materially adversely affect our ability to consummate acquisitions and dispositions of resorts as well as to cause us to scale back or delay planned capital expenditures and other projects.

Additional risks to our business relating to the COVID-19 pandemic include the following:

•

We have substantial debt outstanding currently, and our ability to service our significant financial obligations depends on our ability to generate significant cash flow from operations. Our cash flow from operations has been materially reduced as a result of our resort closures and will continue to be materially reduced as long as our resorts remain closed or are operating at well-below historical levels. We cannot assure you that our business will generate cash flow from operations, that future borrowings will be available to us under our revolving credit facility, or that we will be able to complete any necessary financings or refinancings, in amounts sufficient to enable us to pay our debts and other obligations and fund our other liquidity needs;

•

The agreements which govern our various debt obligations impose restrictions on our business, including certain covenants under our revolving credit facility which currently prevent additional draws on the facility and may materially impact our liquidity and financial position;

•

Commercial airline service has been reduced or suspended to many of the regions in which our resorts are located. If scheduled airline service does not increase or return to normal levels once our resorts are re-opened it could have a material adverse effect on our resort revenues;

•

The economic fallout from the effects of the pandemic on the regions in which our resorts are located could result in increases in crime, theft, vandalism and other safety and health concerns in these areas that could directly impact our resorts or could result in the perception of such risks among prospective guests, which could lead to decreased future demand for our resorts;

•

We may be subject to increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to terminations or furloughs as a result of the resort closures prompted by the effects of the pandemic; and

•

In order to raise additional capital to fund our operations and service our indebtedness, we may need to issue equity securities in the future at prices that may be dilutive to existing stockholders and that may be below what we believe to be the intrinsic value of our ordinary shares.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect our current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements include or may relate to future re-openings of our resorts; our revenues; resort bookings; occupancy; global and regional economic impacts of the COVID-19 pandemic; commercial airline schedules; business disruptions and changes in demand related to the pandemic; projections of our liquidity position, cash flows and expense reduction initiatives; employee relations; our compliance with debt covenants; and ability to obtain additional debt or equity financings. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Our forward-looking statements are based on our assumptions which are based on currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that our resort closures are not expected to be permanent or to re-occur; the continued availability of our workforce; and the temporary effects of COVID-19 on our business. Such forward-looking statements are subject to various risks and uncertainties, including those described herein and under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in our periodic filings with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report and our other filings with the SEC. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Playa Hotels & Resorts N.V.

Date: April 2, 2020	By:	/s/ Ryan Hymel
Ryan Hymel
Chief Financial Officer